SUNESIS PHARMACEUTICALS, INC.

Code of Business Conduct & Ethics

I. Introduction

Sunesis Pharmaceuticals, Inc. ("Company") is committed to maintaining the highest standards of ethical conduct. This Code of Business Conduct & Ethics (“Code”) reflects the business practices and principles of behavior that support this commitment. The Company's Board of Directors (“Board”) is responsible for setting the standards of conduct contained in this Code and for updating these standards as appropriate to reflect legal and regulatory developments. The Company expects every employee and director to read and understand this Code and its application to the performance of his or her business responsibilities. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules, or regulations, the Company adheres to these higher standards. The Company will hold each of its employees and directors accountable for adherence to this Code. Those who violate this Code will be subject to disciplinary action, up to and including termination.

II. Compliance Officer

The Company has designated Camille Acayan, Corporate Counsel, as its Compliance Officer to administer this Code. Employees and directors may, at their discretion, make any report or complaint provided for in this Code to the Compliance Officer. The Compliance Officer will refer complaints submitted, as appropriate, to the Board or an appropriate Committee of the Board. Notwithstanding this Section, the Audit Committee of the Board is responsible for the oversight and implementation of the Company’s Complaint, Investigation and Whistleblower Policy (“Whistleblower Policy”) as such policy relates to complaints regarding accounting, internal accounting controls or auditing matters. Please see Section IV of this Code for further detail.

III. Compliance With This Code

This Code is not intended to be a comprehensive rulebook and cannot address every practice or principle related to honest and ethical conduct. This Code addresses certain behaviors that are particularly important to proper dealings with the people and entities with whom the Company interacts, but reflects only a part of the Company's commitment to conducting its business with the highest standards of business ethics. If an employee feels uncomfortable about a situation or has any doubts about whether it is consistent with the Company's ethical standards, the employee is encouraged to contact his or her supervisor for help first. If the employee's supervisor cannot answer the employee's questions or if the employee does not feel comfortable contacting his or her supervisor, the employee should contact the Compliance Officer. The Company prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspect violations of this Code or other illegal or unethical conduct. For further detail, please see the Whistleblower Policy and Sections IV and VII of this Code.

A.    Compliance with Applicable Laws, Rules, and Regulations

1. Domestic Laws

All employees and directors of the Company must comply with all the laws, rules, and regulations of the United States as well as any state, county, city, and any other jurisdiction applicable to the Company or its business. These include: laws covering bribery and kickbacks, patents, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets.

Obeying the law, both in letter and in spirit, is the foundation of this Code. The Company's success depends upon each employee operating within legal guidelines and cooperating with the appropriate authorities. It is therefore essential that each employee understands the legal and regulatory requirements applicable to his or her area of responsibility. Although the Company does not expect each employee to memorize every detail of these laws, rules and regulations, it is critical that each employee is able to determine when to seek advice from others. If an employee has a question in the area of legal compliance, it is important that the employee does not hesitate to seek answers from others in positions of responsibility such as the employee's immediate supervisor and the Compliance Officer.

Disregard of this Code will not be tolerated. Violation of domestic laws, rules and regulations may subject an individual, as well as the Company to civil and/or criminal penalties. Each employee should be aware that conduct and records, including emails, are subject to internal and external audits. It is in everyone's best interest to know and comply with the Company's legal and ethical obligations.

2. International Business Laws

Company employees are expected to comply with applicable laws in all countries in which they travel or in which they or the Company operate. The fact that in some countries certain laws are not enforced or that violation of those laws is not subject to public criticism will not be accepted as an excuse for noncompliance.

All employees must also comply strictly with United States laws, rules and regulations governing the conduct of business by its citizens and corporations outside of the United States such as the Foreign Corrupt Practices Act, United States Embargoes, Export Controls and Antiboycott Regulations.

The Foreign Corrupt Practices Act prohibits directly or indirectly giving anything of value to a government official in order to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all Company transactions being properly recorded.

United States Embargos restrict or, in some cases, prohibit companies and their employees from doing business with certain other countries. Countries that are the subject of current United States Embargoes include Cuba, Iran, North Korea, Sudan and Syria, as well as specific companies and individuals identified on lists published by the U.S. Treasury Department.

Export Controls restrict the export of goods, services, technology or other types of information to designated countries, or the re-export of United States origin goods from the country of original destination to a third country.

Antiboycott Regulations prohibit U.S. companies from taking any action that has the effect of furthering or supporting a restrictive trade practice or boycott imposed by a foreign country against a country friendly to the U.S. or against any U.S. person.

If an employee has a question as to whether an activity is restricted or prohibited, the employee should seek assistance before taking any action, including giving any verbal assurances that might be regulated by international laws.

B. Conflict of Interest

A conflict of interest exists when an individual’s loyalties or actions are divided between the Company’s interests and those of another party, including the individual’s own self-interests or those of a competitor, supplier or other employer.

The Company has adopted a Conflict of Interest Policy to establish clear guidelines for its employees and directors for avoiding actual or potential conflicts of interests and complying with this Code. It is essential that each Company employee and director avoid any situation or interest that might interfere with his or her judgment or responsibilities to the Company. These ethical duties apply to all of the Company's employees, directors and any person or entity working on their behalf. Please see the Company’s Conflict of Interest Policy for further detail.

C. Corporate Opportunity

Except as may be approved or ratified by the Board or a committee of independent directors, employees and directors are prohibited from (1) taking for themselves personally any opportunities that belong to the Company or are discovered through the use of corporate property, information or position; (2) using Company property, information or position for personal gain; and (3) competing with the Company.

D. Confidentiality

All employees and agents, under the Confidential Information and Invention Assignment Agreement signed when they commenced working for or with the Company, and all directors, must maintain the confidentiality of proprietary information entrusted to them by the Company or its partners, suppliers or customers, except when disclosure is authorized by the Company or required by laws, regulations or legal proceedings. Whenever feasible, employees, directors and agents should consult a supervisor, the Compliance Officer or a member of the Company’s Legal Department if they believe they have a legal obligation to disclose proprietary information.

E. Fair Dealing

Each employee and director should endeavor to deal fairly with the Company’s other employees and directors, partners, customers, suppliers, and competitors. None of the Company’s employees or directors should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. Stealing proprietary information, misusing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

F. Protection and Proper Use of Company Assets

All employees and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes. Of course, incidental personal use may be appropriate for certain Company assets, but each employee should check with a supervisor to determine what may be appropriate.

G.  Gifts and Entertainment

Business gifts and entertainment are meant to create goodwill and sound working relationships and not to gain improper advantage with customers or facilitate approvals from government officials. Subject to the exceptions below with respect to healthcare professionals, the exchange, as a normal business courtesy, of meals or entertainment (such as tickets to a game or the theatre or a round of golf) is a common and acceptable practice as long as it is not extravagant. Unless express permission is received from a supervisor, the Compliance Officer or the Audit Committee, gifts and entertainment cannot be offered, provided or accepted by any employee unless consistent with customary business practices and not (i) excessive in value, (ii) in cash, (iii) susceptible of being construed as a bribe or kickback, (iv) made or received on a regular or frequent basis, or (v) in violation of any applicable laws or regulations. This policy applies to the Company’s transactions everywhere in the world, even where the practice is widely considered “a way of doing business.” Employees should not accept gifts or entertainment that may reasonably be deemed to affect their judgment or actions in the performance of their duties. The Company’s customers, suppliers and the public at large should know that our employees’ judgment is not for sale.

Any gifts or entertainment provided to healthcare professionals (defined as physicians and other individuals who have the ability to influence the prescribing decision) shall comply with the PhRMA Code on Interactions with Healthcare Professionals. Gifts to healthcare professionals shall not be in cash or cash equivalents or of a personal benefit to such healthcare professional. Meals with healthcare professionals are permissible if (i) occasional, (ii) modest as judged by local standards, and (iii) occur in a venue and manner conducive to informational communication and provide scientific or educational value. Dine & dash programs are not appropriate. Items primarily for the benefits of patients may be offered to healthcare professionals if they are not of substantial value ($100 or less). Items of minimal value ($25 or less) may be offered to healthcare professionals if they are primarily associated with a healthcare professional’s practice (such as pens, notepads and similar items with a company logo).

Under some statutes, such as the Foreign Corrupt Practices Act, giving anything of value to a government official to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction.

An employee should discuss with the employee’s supervisor or the Compliance Officer any proposed entertainment or gifts if such employee is uncertain about their appropriateness.

H. Related-Person Transactions

A “Related Person” is defined as a director, executive officer or a nominee to become a director of the Company; a significant stockholder known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities; an immediate family member of a director or officer of the Company (which includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any person sharing the household of such person); or an affiliate (which includes a firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or similar control position or in which such person has a 5% or greater beneficial ownership interest). A "Related-Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director shall not be considered Related-Person Transactions under this policy.

Each director and executive officer shall identify, and the Company shall request each significant stockholder to identify, any Related-Person Transaction involving such director, executive officer or significant stockholder, or his, her or its “affiliates” and “immediate family members” and seek approval from the Audit Committee before engaging in such a transaction. Any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Committee members, then the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The approving body shall be referred to as the “Committee.”

Any Related-Person Transaction, if not a Related-Person Transaction when originally consummated, or if not initially identified as a Related-Person Transaction prior to consummation, shall be submitted to the Committee for review and ratification as soon as reasonably practicable. The Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such Related-Person Transaction.

In the event that the Company proposes to enter into, or materially amend, a Related-Person Transaction, management of the Company shall present such Related-Person Transaction to the Committee for review, consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of (i) all of the parties thereto, (ii) the interests, direct or indirect, of any Related Person in the transaction in sufficient detail so as to enable the Committee to fully assess such interests, (iii) a description of the purpose of the transaction, (iv) all of the material facts of the proposed Related-Person Transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved, (v) the benefits to the Company of the proposed Related-Person Transaction, (vi) if applicable, the availability of other sources of comparable products or services, (vii) an assessment of whether the proposed Related-Person Transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated thirty party or to or from employees generally, and (viii) management’s recommendation with respect to the proposed Related-Person Transaction. In addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction.

The Committee, in approving or rejecting the proposed Related-Person Transaction, shall consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Committee shall approve only those Related-Party Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

IV. Accounting and Auditing Complaints

The Audit Committee is responsible for the oversight and implementation of the Company’s Complaint, Investigation and Whistleblower Policy (“Whistleblower Policy”) as such policy relates to complaints regarding accounting, internal accounting controls or auditing matters. Please see the Company’s Whistleblower Policy for further detail. Employees or directors who have concerns or complaints regarding such matters are encouraged to promptly submit those concerns or complaints to the Audit Committee. Such concerns or complaints may also be made anonymously through the Company's complaint hotline by either:

A. Telephone (1-866-217-8590);

B. Email (snss@openboard.com); or

C. Web (www.openboard.info/snss).

V. Company Records

Accurate and reliable records are crucial to the Company as they are the basis of its earnings statements, financial reports and other disclosures to the public, and guide its decision-making and strategic planning. Company records include booking information, payroll, timecards, travel and expense reports, emails, accounting and financial data, measurement and performance records, electronic data files and all other documents maintained in the ordinary course of business.

All Company records must be complete, accurate and reliable in all material respects. Undisclosed or unrecorded funds, payments or receipts are inconsistent with the Company's business practices and are prohibited. Each employee is responsible for understanding and complying with the Company's Records Management and Retention Policy and for cooperating fully with requests from the Finance/Accounting and Legal Departments. If an employee has any questions regarding any aspect of a Company record keeping practices, the employee should contact his or her supervisor or the Compliance Officer.

VI. Accuracy of Financial Reports and Other Public Communications

The Company is subject to various securities laws, regulations and reporting obligations. Both federal law and the Company's policies require the disclosure of accurate and complete information regarding the Company's business, financial condition, and results of operations. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

The Company's Chief Financial Officer and other employees working in the Finance and Accounting Departments have a special responsibility to ensure that all of the Company's financial disclosures are full, fair, accurate, timely, and understandable. These employees must understand and strictly comply with generally accepted accounting principles and all standards, laws, and regulations for accounting and financial reporting of transactions, estimates, and forecasts. We require that:

•
no entry be made in our books and records that intentionally hides or disguises the nature of any transaction or of any of our liabilities or misclassifies any transactions as to accounts or accounting periods;

•	transactions be supported by appropriate documentation;

•
the terms of sales and other commercial transactions be reflected accurately in the documentation for those transactions and all such documentation be reflected accurately in the Company’s books and records;

•	employees comply with the Company’s system of internal controls; and

•	no cash or other assets be maintained for any purpose in any unrecorded or “off-the-books” fund.

VII. Reporting Illegal or Unethical Behavior

Employees are encouraged to promptly contact supervisors, managers, the human resources department or the Compliance Officer if the employee believes that the employee has observed illegal or unethical behavior by any officer, director or employee or by anyone purporting to be acting on the Company’s behalf. Alternatively, such reports may be made anonymously to the Company's complaint hotline by either:

A. Telephone (1-866-217-8590);

B. Email (snss@openboard.com); or

C. Web (www.openboard.info/snss).

The Company prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. For further detail, please see the Company’s Whistleblower Policy and Section IV of this Code.

VIII. Enforcement

Any violators of this Code will be subject to disciplinary action. The disciplinary actions will be determined by senior management or the Board, as appropriate. An employee accused of violating this Code will be given an opportunity to present his or her version of the events at issue prior to any determination of appropriate discipline. The Company intends such disciplinary action to reflect its belief that all employees and directors should be held accountable to the standards of conduct set forth herein. Accordingly, such disciplinary action may include, without limitation, demotion, re-assignment, suspension or termination, depending on the nature and the severity of the violation.

IX. Waivers

Waivers of this Code for employees may be made only by an officer of the Company. Any waiver of the provisions this Code for officers or directors of the Company may only be made by the Board, and must be promptly disclosed to stockholders, along with the reasons for any such waiver, as required by the Securities Exchange Act of 1934, as amended, and the applicable rules of The Nasdaq Stock Market.